UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2013

                           China Xibolun Technology Holdings Corporation

 (Exact name of registrant as specified in its charter)

(Formerly known as “Dimus Partners, Inc.)

Nevada (State or other jurisdiction of incorporation)	000-54539 (Commission File Number)	27-1179591 (I.R.S. Employer Identification Number)

No.587, 15th Road, 3rd Avenue,

Binhai Industrial Park, Eco & Tech Development Zone,

Wenzhou, China

Postal Code: 325088

(Address of principal executive offices and zip code)

Phone: +86 13909840703

 (Registrant’s telephone number, including area code)

Copy of Communications To:

Bernard & Yam, LLP

Attn: Bin Zhou, Esq.

401 Broadway, Suite 1708

New York, NY 10013

Phone: 212-219-7783

Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a)

On May 21, 2013,  LBB & Associates Ltd., LLP (the “LBB”) resigned as the independent registered public accounting firm for China Xibolun Technology Holdings Corporation, formerly known as Dimus Partners, Inc (the “Company”).

None of the reports of LBB, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles, except for the explanatory paragraph included in each of our reports referencing significant doubt about the entity’s ability to continue as a going concern.

There were no disagreements between the Company and LBB, for the two most recent fiscal years and any subsequent interim period through May 21, 2013 (date of LBB’s resignation) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of LBB, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)

On June 4, 2013, the Company engaged Friedman LLP as its new principal accountant to audit the Company's financial statements.  During the years ended April 30, 2012 and 2013 and through June 4, 2013, neither the Company nor anyone on its behalf consulted Friedman LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

     Exhibit

     Number        Descriptions

      16.1         Letter from LBB & Associates Ltd., LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Xibolun Technology Holdings Corporation

(Formerly known as “Dimus Partners, Inc.”)

By:

/s/ Chin Yung Kong

Chin Yung Kong

President, Director, CEO, CFO

Date:

June 10, 2013